SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


[ X ] Filed by the Registrant


[   ] Filed by a Party other than the Registrant



Check the appropriate box:


[   ] Preliminary Proxy Statement


[   ] Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6 (e) (2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   IMMUCOR, INC. (Commission File No. 0-14820)
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):


[ X ] No fee required.


[   ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

      (1)  Title of each class of securities to which transaction applies;
      (2)  Aggregate number of securities to which transaction applies;
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);
      (4)  Proposed maximum aggregate value of transaction;

      (5)  Total fee paid.


[   ] Fee paid previously with preliminary materials.


[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
      (1)  Amount previously paid;

      (2)  Form, Schedule or Registration Statement No.;

      (3)  Filing Party;

      (4)  Date Filed.

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                          Norcross, Georgia 30091-5625

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 30, 2001.

     Notice hereby is given that the 2001 Annual Meeting of Shareholders (the "Meeting") of Immucor, Inc. will be held on Friday, November 30, 2001, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071 for the following purposes:

1.   To elect six directors to serve a one-year term; and

2. To Adjourn the Annual Meeting if the Board of Directors determines that Immucor needs time to solicit more votes to elect the nominees recommended by the Board of Directors of Immucor, and to oppose any attempt to adjourn the meeting if the proposal to adjourn is made in order to allow any other person time to solicit more votes to elect nominees other than those recommended by the Board of Directors of Immucor.


     Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on October 15, 2001 will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.


                                     By Order of the Board of Directors,


                                     STEVEN C.  RAMSEY,
                                     Secretary

                                     October 25, 2001



PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                                  P.O. Box 5625
                             Norcross, GA 30091-5625


                                 PROXY STATEMENT


                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                NOVEMBER 30, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Immucor, Inc. ("Immucor" or the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Friday, November 30, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting. The Board of Directors consists of Edward L. Gallup, Didier L. Lanson, Ralph A. Eatz, Joseph
E. Rosen, Dr. Gioacchino De Chirico, and Daniel T. McKeithan. In addition, Immucor is deemed to be a participant in this solicitation.

     The Annual Meeting will be held at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to shareholders on or about October 25, 2001. A copy of the Company's 2001 Annual Report is being mailed to the Company's shareholders along with this Proxy Statement.

     The record date for shareholders entitled to vote at the Meeting is the close of business on Monday, October 15, 2001. On that date, the Company had outstanding and eligible to be voted 7,277,617 shares of Common Stock, $.10 par value ("Common Stock"), with each share entitled to one vote. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect on the election of the directors. Broker non-votes (i.e., shares held of record by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote as to the manner in which those shares should be voted on a particular proposal, and (ii) the broker or nominee does not have the discretionary voting power on that proposal) and proxies that withhold authority to vote for the election of any nominee as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. Broker non-votes and proxies that withhold authority to vote for the election of any nominee as a director will have no effect on the outcome of any voting or any proposal to elect nominees as directors. Broker non-votes and abstentions with respect to any other proposal to be voted at the Annual Meeting will have the effect of a vote against those proposals.

Proposal One--The Election of Six Directors

Election of Directors

At the annual meeting of shareholders, six directors, constituting the entire board of directors of the Company (the "Board of Directors"), are to be elected to hold office until the next annual meeting of shareholders (that is, until the annual meeting of shareholders held in the year 2002), or until their successors are duly elected and qualified.

Directors will be elected by a plurality of the shares present and voting at the meeting. A plurality means that the six nominees who receive the largest number of votes are elected as directors. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

     The following six persons were nominated by the Board of Directors and are sometimes referred to in this proxy statement collectively as the "Immucor Slate". Each of these six nominees has agreed to be identified in this proxy statement and to serve if elected. The nominees, their ages, the years in which they began serving as directors, and their business experience are set forth below.



                                                                                           Director
Name                           Age    Position with Company                                  Since


Edward L. Gallup                62    Chairman of the Board of Directors, President and       1982
                                            Chief Executive Officer
Didier L. Lanson                51    Director                                                1989
Ralph A. Eatz                   57    Director and Senior Vice President-- Operations         1982
Joseph E. Rosen                 57    Director                                                1998
Dr. Gioacchino De Chirico       48    Director, Director of European Operations and           1994
                                            President of Immucor Italia S.r.l.
Daniel T. McKeithan             77    Director                                                1983




     Edward L. Gallup has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its founding. Mr. Gallup has worked in the blood banking business for over 35 years.

     Ralph A. Eatz, who has been working in the blood banking reagent field for over 30 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since December 1988.

     Dr. Gioacchino De Chirico has been Director of European Operations since May 1998 and President of Immucor Italia S.r.l. since February 1994. From 1989 until 1994, Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company employed him in the United States, as General Manager, Immunocytometry, with worldwide responsibility. From 1979 until 1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including Product Manager and European Marketing Manager for Immunology and Infectious Disease products. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that among other things produces and distributes blood banking reagents. The Company acquired Immucor Italia S.r.l. on September 30, 1991.

     Daniel T. McKeithan has been a director of the Company since February 1983. Mr. McKeithan is presently self-employed as a consultant to health care companies. From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive Vice President of Operations. Mr. McKeithan also has 30 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostic Systems Division. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that among other things produces and distributes blood banking reagents.

     Didier L. Lanson has been a director of the Company since October 1989. Since April 1, 2000, he has served as CEO of a start up company GenOdyssee S.A. whose business address is Parc d'Affaires Technopolis, 3 avenue du Canada, Batiment Alpha, BP10, 91974 Courtaboeuf Cedex, Les Ulis FRANCE. GenOdyssee provides to the pharmaceutical, diagnostic and biotech industry a full range of post-genomics services: Single Nucleotide Polymorphism (SNP) discovery, high throughput SNP genotyping, and proteomic services dedicated to the characterization of chemical and physical modifications of mutant proteins active sites. From September 1992 until March 1999, he served as Vice President, Europe ('92-97) and Vice President Global Operations and International Affairs ('97-'99) of SyStemix Inc., a Novartis Company. SyStemix was a company developing therapeutic products for diseases of the blood and immune system. He was a Director and the President and CEO of Diagnostics Transfusion ("DT"), a French corporation, which develops, manufactures and distributes reagent products from 1987 until April 1991.

     Joseph E. Rosen has been a director of the Company since April 1998. Since 1986 he has served as President of Sera-Tec Biologicals, L.P., whose business address is 233 North Center Drive, North Brunswick, NJ 08902. Sera-Tec owns and operates 80 plasma collection centers in 28 states, and a central testing laboratory. Mr. Rosen has been employed in various capacities at Sera-Tec since its inception in 1969. Mr. Rosen is currently serving as Chairman of the Board of the American Blood Resources Association, the plasma industry trade group, and has been a member of the Board of Directors of several public and private health care companies. He has over 30 years of experience in the blood banking industry.

     Dennis M. Smith, Jr., M.D. resigned as a director on September 18, 2001. He had served as a director of the Company since April 1998. Dr. Smith served as a member of the Option Committee of the Board of Directors. G. Bruce Papesh resigned as a director on October 1, 2001. He had served as a director of the Company since December 1995. Mr. Papesh served as a member of the Audit and Compensation Committees of the Board of Directors. On October 1, 2001 the Board of Directors unanimously approved a resolution that reduced the size of the Board of Directors to six members.

     No member of the Immucor Slate has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. No member of the Immucor Slate is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, except for a loan to Ed Gallup. The details of the loan are described below under the heading, "Certain Relationships and Related Transactions."




Executive Officers

Name                         Age  Position with Company                                       Since


Edward L. Gallup             62   President and Chief Executive Officer                        1982
Ralph A. Eatz                57   Senior Vice President-- Operations                           1982
Dr. Gioacchino De Chirico    48   Director of European Operations and
                                            President of Immucor Italia S.r.l.                 1994
Steven C. Ramsey             52   Vice President-- Chief Financial Officer and
                                             Secretary                                         1998
Patrick Waddy                44   President of Dominion Biologicals Limited and
                                            European Finance Director                          1996


The career synopses of certain Executive Officers not listed below are contained in the previous section entitled "Election of Directors."

     Steven C. Ramsey has been Vice President and Chief Financial Officer since March 1998. Prior to such time, Mr. Ramsey worked for six years at International Murex Technologies Corporation, the last three as Chief Financial Officer. He has more than 26 years of financial management experience.

     Patrick Waddy has been the European Finance Director since March 1999. Mr. Waddy has been with Dominion Biologicals Limited since March 1988 and has served as President for the past six years. The Company acquired Dominion Biologicals in December 1996.

     There are no family relationships among any of the directors or executive officers of the Company.

     For information concerning the number of shares of the Company's Common Stock held by each nominee, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES WHOSE NAMES APPEAR ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

     The accompanying WHITE Annual Meeting proxy card will be voted at the Annual Meeting in accordance with your instructions on that card. You may vote FOR the election of each of the members of the Immucor Slate or withhold authority to vote for the election of all the members of the Immucor Slate by marking the proper box on the WHITE Annual Meeting proxy card. You may also withhold your vote from any one or more of the members of the Immucor Slate by marking the proper box and striking through the name of that person(s) in the list provided on the WHITE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE ANNUAL MEETING PROXY CARD FOR THE ELECTION OF ALL OF THE MEMBERS OF THE IMMUCOR SLATE PROVIDED THAT YOU HAVE SIGNED THE PROXY CARD.

     Immucor is aware that a group led by Kairos Partners, L.P. (referred to collectively as "Kairos") also intends to solicit proxies and has already sent or plans to send to you a proxy statement and proxy card. The Board of Directors of Immucor strongly encourages you to vote for the Immucor Slate rather than the directors proposed to be elected by Kairos. You may vote for the Immucor Slate by signing and dating the enclosed WHITE Annual Meeting proxy card and by returning it in the envelope provided in time to be voted at the Annual Meeting. You may also vote for the Immucor Slate by attending the Annual Meeting and voting in person. You may even vote for the Immucor Slate if you have already signed the proxy card given to you by Kairos--to do so, simply sign and date the WHITE Annual Meeting proxy card and return it to D. F. King & Co., Inc. or to the Secretary of the Company. Your subsequent proxy card will be effective and revoke the prior proxy card provided that it bears a later date. If you have any questions, please call D.F. King & Co., Inc. toll free at 1-800-848-3402.

     THE BOARD OF DIRECTORS OF IMMUCOR STRONGLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE IMMUCOR SLATE.


Proposal Two--To Adjourn the Annual Meeting if the Board of Directors determines that Immucor needs time to solicit more votes to elect the nominees recommended by the Board of Directors of Immucor, and to oppose any attempt to adjourn the meeting if the proposal to adjourn is made in order to allow any other person time to solicit more votes to elect nominees other than those recommended by the Board of Directors of Immucor.

     Immucor may propose to adjourn the meeting and those persons named in the WHITE Annual Meeting proxy card will vote for that proposal if the Board of Directors determines that an adjournment is necessary or desirable in order to allow Immucor time to solicit more votes needed to elect the Immucor Slate. However, those persons named in the WHITE Annual Meeting proxy card will not vote on a proposal to adjourn the Annual Meeting if you have marked the WHITE proxy card against authority to cast that vote.

     In addition, other persons may propose to adjourn the Annual Meeting to provide time for such person to seek more votes to elect nominees other than those recommended by the Board of Directors. The persons named in the WHITE Annual Meeting proxy card will vote against a proposal to adjourn if the proposal is made by Kairos or any other person in order to allow that person time to solicit more votes to elect nominees other than the Immucor Slate.

     Should such a proposal be brought before the Annual Meeting, the vote required for approval of that proposal would be votes representing a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on the matter.

     IMMUCOR RECOMMENDS A VOTE "FOR" ALLOWING THE IMMUCOR PROXIES TO VOTE FOR A PROPOSAL TO ADJOURN THE ANNUAL MEETING IN ORDER TO PROVIDE MORE TIME TO SOLICIT PROXIES TO ELECT THE IMMUCOR SLATE AND AGAINST A PROPOSAL TO ADJOURN THE ANNUAL MEETING TO PROVIDE MORE TIME TO SOLICIT PROXIES TO ELECT DIRECTORS OTHER THAN THOSE COMPRISING THE IMMUCOR SLATE.



Other Matters to Be Considered at the Annual Meeting


     Immucor is not aware of any proposals other than the election of directors and, possible, a proposal to adjourn the meeting, to be brought before the Annual Meeting. Should any other proposal be brought before the Annual Meeting, the vote required for approval of that proposal would be as prescribed by the Company's charter or bylaws or by applicable law. Generally, approval of a proposal would require the votes of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on the matter. Should other proposals be brought before the Annual Meeting, the persons named on the WHITE Annual Meeting proxy card will vote the Proxy in accordance with the direction of a majority of the directors present at the meeting.

Proxy Procedures

     Shareholders are urged to mark, sign and date the enclosed WHITE Annual Meeting proxy card and return it in the envelope provided in time to be voted at the Annual Meeting. Execution of the WHITE Annual Meeting proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy to D. F. King & Co., Inc. or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest dated proxy for the Annual Meeting will count, and any later dated proxy will have the effect of revoking any previously executed proxies.

     Only holders of record as of the close of business on the record date of October 15, 2001 will be entitled to vote at the Annual Meeting. If you were a shareholder of record on the record date, you may vote your shares at the Annual Meeting even if you have sold your shares after the record date. Accordingly, please vote the shares held by you on the record date, or grant a proxy to vote those shares, on the WHITE Annual Meeting proxy card, even if you have sold your shares after the record date.

     If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote those shares and it can vote those shares only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE Annual Meeting proxy card.

     Where you indicate a choice on your WHITE Annual Meeting proxy card, your shares will be voted as specified. If you indicate no choice, your shares will be voted FOR the Immucor Slate and the authorization of Immucor proxies to vote on a proposal to adjourn the Annual Meeting, in order to provide more time to solicit proxies to elect the Immucor Slate and against a proposal to adjourn the annual meeting to provide more time to solicit proxies to elect directors other than those comprising the Immucor Slate, provided that you have signed and dated the WHITE Annual Meeting proxy card.

     Any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed Proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. If a Proxy is properly completed and returned by the shareholder in time to be voted at the Annual Meeting and is not revoked prior to the vote, it will be voted at the Meeting in the manner specified therein. If the Proxy is returned but no choice is specified therein, it will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," (or any substitute nominee designated by the Board).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock of Immucor beneficially owned by each director, certain executive officers, and by each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and by all of the executive officers and directors of the Company as a group. No member of the Immucor Slate owns of record any shares of Common Stock of Immucor that such person does not also own beneficially. The information provided is as of October 11, 2001 except where indicated.




Name of Beneficial Owner             Amount and Nature
(and address for those                of Beneficial                 Percent
owning more than five percent)         Ownership of (1)      of Class(1)
------------------------------        ----------------       -----------

Edward L. Gallup                         216,357    (2)            3.0%

Ralph A. Eatz                            294,526    (2)            4.1%

Dr. Gioacchino De Chirico                124,250    (3)            1.7%

Steven C. Ramsey                          44,625    (4)             *

Patrick D. Waddy                         299,264    (5)            4.1%

Didier L. Lanson                          15,000    (6)             *

Daniel T. McKeithan                       54,778    (7)             *

Joseph E. Rosen                           11,000    (8)             *

Kairos Partners, LP                      819,770    (9)           11.6%
Kairos Partners GP, LLC                  819,770    (9)           11.6%
Aim High Enterprises, Inc.               819,770    (9)           11.6%
600 Longwater Dr., Suite 204
Norwell, MA 02061

Dimensional Fund Advisors, Inc.          715,562   (10)            9.8%
1299 Ocean Ave.  11th Floor
Santa Monica, CA 90401-1038

All directors and executive officers    1,059,800  (11)           14.6%
as a group (eight persons)


* less than 1%.


(1) Pursuant to Rule 13-3(d)(1) of the Securities Exchange Act of 1934, the persons listed are deemed to beneficially own shares of the Company's Common Stock if they have a right to acquire such stock within the next sixty days, such as by the exercise of stock options, and any such common stock not presently outstanding shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes for Messrs. Gallup and Eatz an option to acquire 60,000 shares at an exercise price of $6.00, an option to acquire 18,750 shares at an exercise price of $9.69, and an option to acquire 27,500 shares at an exercise price of $9.38.

(3) Includes a currently exercisable option to acquire 15,000 shares of Common Stock at an exercise price of $6.00, an option to acquire 60,000 shares of Common Stock at an exercise price of $6.00, an option to acquire 18,750 shares of Common Stock at an exercise price of $9.69, and an option to acquire 27,500 shares at an exercise price of $9.38.

(4) Includes a currently exercisable option to acquire 22,500 shares at $8.38 per share, a currently exercisable option to acquire 5,625 shares at $9.69 per share and an option to acquire 11,500 shares at an exercise price of $9.38.

(5) Includes 201,139 5-year warrants at an exercise price of $12.00 and 50,000 10-year warrants at an exercise price of $11.98 issued in connection with the acquisition of Dominion Biologicals Limited, a currently exercisable option to acquire 5,625 shares at $9.69 per share, and an option to acquire 11,500 shares at an exercise price of $9.38.

(6) Includes a currently exercisable option to acquire 10,000 shares at $6.00 per share and an option to acquire 5,000 shares at $12.38 per share.

(7) Includes a currently exercisable option to acquire 5,000 shares at $12.38 per share.

(8) Includes a currently exercisable option to acquire 7,500 shares at $8.88 per share and a currently exercisable option to acquire 1,500 shares at $12.38 per share.

(9) A group consisting of Kairos Partners, LP; Kairos Partners GP, LLC; and Aim High Enterprises, Inc. reported in an amendment filed September 14, 2001 to its Schedule 13D that it may be deemed to beneficially own 819,770 shares, or 11.3% of Immucor's outstanding shares. Specifically, the group stated that Kairos Partners, LP has sole power to vote and to dispose of 819,770 shares of Common Stock, representing 11.3% of the outstanding Common Stock. Kairos Partners GP, LLC, by virtue of being the general partner of Kairos Partners, LP, may be deemed to have shared power to vote and to dispose of 819,770 shares of Common Stock, representing 11.3% of the outstanding Common Stock. Aim High Enterprises, Inc., by virtue of its control of Kairos Partners GP, LLC, may be deemed to have shared power to vote and to dispose of 819,770 shares of Common Stock, representing 11.3% of the outstanding Common Stock. According to a preliminary proxy statement filed with the SEC on October 5, 2001, this group has increased its ownership level to 841,370 shares, or approximately 11.6% of Immucor's outstanding shares of common stock.

(10) Dimensional Fund Advisors, Inc. (DFA) reported in a Schedule 13G dated February 2, 2001, that in its capacity as an investment adviser may be deemed to beneficially own 715,562 shares or 9.8% of the Company, which are held of record by clients of DFA. DFA indicated that it had the sole power to vote or to dispose of 715,562 shares.

(11) The business address of each incumbent member of the Board of Directors is in care of Immucor, Inc., 3130 Gateway Drive, P.O. Box 5625, Norcross, Georgia 30091-5625.

Purchases and Sales by Immucor Slate During the Preceding Two Years

The following table shows all purchases and sales of Immucor's Common Stock by the Immucor Slate during the preceding two years.




Nominee                        Date         Number of Shares    Purchase or Sale

Edward L. Gallup                                  none

Ralph A. Eatz                                     none

Dr. Gioacchino De Chirico      1/17/01           3,000             purchase

Daniel T. McKeithan           10/11/99           3,750             purchase
                                4/7/00          10,000             purchase
                               2/21/01             900             purchase
                               2/22/01             100             purchase

Joseph E. Rosen                                   none

Didier L. Lanson                                  none




                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company's Bylaws. The Board of Directors has established an Audit Committee which has the responsibility of reviewing the Company's financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. McKeithan, Lanson and Papesh were members of the Company's Audit Committee that was responsible for the Company's audited financial statements for the fiscal year ended May 31, 2001. Mr. Papesh recently resigned from the Board of Directors and Mr. Rosen was appointed to the Audit Committee. The Board of Directors has also established a Stock Option Committee, which has the authority to grant stock options to employees from time to time and to administer the Company's various stock plans. Messrs. Gallup, Eatz, and Rosen are members of the Company's Stock Option Committee. Dr. Smith also was a member of the Company's Stock Option Committee until his resignation on September 18, 2001. The Stock Option Committee may not grant options to any of the Company's Executive Officers without the approval of the Compensation Committee. The Compensation Committee established by the Board is responsible for setting the annual compensation of the Company's executive officers. The Compensation Committee consists of Messrs. McKeithan, Lanson and Rosen. The Board of Directors selected Mr. Rosen to replace Mr. Papesh on the Compensation Committee following the resignation from the Board of Directors by Mr. Papesh on October 1, 2001. The Board does not have a standing nominating committee.

     The Board of Directors met eleven times, the Audit Committee met eight times, the Compensation Committee met once, and the Stock Option Committee met five times during the fiscal year ended May 31, 2001. Each Director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Audit Committee

     The Audit Committee was comprised of Daniel T. McKeithan, Didier L. Lanson, and G. Bruce Papesh, all of which are independent directors within the meaning of Rule 4200(a)(14) National Association of Securities Dealers' ("NASD") listing standards. Mr. Papesh resigned his membership of the Board of Directors on October 1, 2001 and was replaced on the Audit committee by Mr. Rosen, who also is an independent director within the meaning of such rule. The Audit Committee has adopted a written charter, and a copy of such charter was included as an appendix to last year's proxy statement.

Report of the Audit Committee

     The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments on the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditor the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the Company's internal audit representative and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal audit representative and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Audit  Committee  has  reviewed  and  discussed  the audited  financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, and, if needed, subject to shareholder approval, the selection of the Company's independent auditor.

Daniel T. McKeithan, Audit Committee Chair
G. Bruce Papesh, Audit Committee Member
Didier L. Lanson, Audit Committee Member

September 13, 2001

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group. Daniel T. McKeithan and Didier L. Lanson are the members of the Compensation Committee. In addition, G. Bruce Papesh was a member of the Compensation Committee until his resignation from the Board of Directors on October 1, 2001. The Stock Option Committee determines the number of shares to be granted to individual executive officers. Messrs. Gallup, Eatz, and Rosen are members of the Company's Stock Option Committee. Dr. Smith also was a member of the Company's Stock Option Committee until his resignation on September 18, 2001. The Company's Chief Financial Officer, Mr. Ramsey, attends the meetings of the Compensation Committee at the request of the Board of Directors. Neither Mr. McKeithan, Mr. Papesh, Mr. Lanson, Mr. Rosen nor Dr. Smith are, nor have they ever been, officers or employees of the Company. Edward L. Gallup and Ralph A. Eatz are the founders of the Company, have been directors and executive officers of the Company since its inception, and each of them participates in decisions on all stock options granted.


     During the last fiscal year, no executive officer of the Company served either as: (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (2) a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

     On June 6, 2000 Edward L. Gallup, President and CEO of Immucor, Inc. entered into a loan agreement with Immucor, Inc. to borrow up to $400,000 in order to meet margin calls related to loans made by brokerage companies. The Company made the loan because it believed that certain benefits would accrue to the Company and its shareholders if such margin calls were satisfied by some means other than having those shares sold by the broker. The loan is payable on demand by the Company and bears interest at the rate charged paid by the Company under the Company's loan agreement with its principal lender (which presently is the Prime Rate plus 0.5%). The amount of principal outstanding from Mr. Gallup on October 11, 2001 is $358,000, and is secured by 105,000 Immucor shares.

Executive Compensation.

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and all of the Company's other executive officers for services rendered in all capacities to the Company for the last three fiscal years.


SUMMARY COMPENSATION TABLE



                                                                                                                Long Term
                                                                                                              Compensation
                                                   Annual Compensation                                            Awards
                                      -----------------------------------------------                        ---------------
                                                                                                                 Securities
              Name and                                                                     Other Annual          Underlying
         Principal Position               Year       Salary           Bonus (1)          Compensation (2)       Options (3)
-------------------------------------    -------    ----------    -------------------    ------------------    ---------------



Edward L. Gallup                          2001        $225,008          $      0                $40,626                 -
Chairman of the Board, President          2000         218,743             4,875                 44,053                 -
And Chief Executive Officer               1999         206,601            55,209                 29,609            80,000

Ralph A. Eatz                             2001         218,562             3,511                 32,306                 -
Director and Senior Vice                  2000         212,316             5,482                 32,061                 -
President - Operations                    1999         200,579            55,177                 20,830            80,000

Dr. Gioacchino De Chirico (4)             2001         205,746                 -                 16,624                 -
President,  Immucor  Italia,  S.r.l.      2000         197,833                 -                 16,624                 -
and
Director of European Operations           1999         175,565                 -                 13,100            80,000

Steven C. Ramsey (5)                      2001         181,712             3,449                  2,500                 -
Vice President - Chief Financial          2000         179,649             4,342                  2,000                 -
Officer and Secretary                     1999         178,946                 -                      -            30,500

Patrick Waddy                             2001          78,000                                        -                 -
President of Dominion Biologicals         2000          81,505             4,075                  2,500                 -
Limited and European Finance              1999          69,260            25,719                  2,500            30,500
Director




(1) Represents amounts the Company contributed to the 401(k) retirement plan on behalf of the named executive officers. Also includes in 1999 a bonus for Mr. Gallup and Eatz of $50,000 and Mr. Waddy of $22,256.

(2) Includes the value of life insurance premiums and an allowance for automobile expenditures for each of the above named executive officers as follows: For 2001 - for Mr. Gallup, Eatz, De Chirico, Ramsey and Waddy, life insurance premiums of $31,026, $22,706, $7,024, $2,500 and $0 respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each. For 2000 - for Mr. Gallup, Eatz, De Chirico, Ramsey and Waddy, life insurance premiums of $34,453, $22,460, $7,024, $2,000 and $2,500 respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each. For 1999 - for Mr. Gallup, Eatz, De Chirico and Waddy, life insurance premiums of $20,009, $11,230, $3,500 and $2,500 respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Dr. De Chirico of $9,600 each.

(3) Includes stock options granted for each of the above named officers as follows: For 2001 and 2000 - No options were granted to executive officers during the fiscal year. For 1999 - for Mr. Gallup, Eatz, and Dr. De Chirico 25,000 shares each and 7,500 shares for Mr. Ramsey and Waddy under the 1995 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $9.6875. 50% of the options are exercisable beginning July 31, 2000, and 25% per year thereafter. For Mr. Gallup, Eatz, and Dr. De Chirico 55,000 shares each and 23,000 shares for Mr. Ramsey and Waddy under the 1998 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $9.375. 50% of the options are exercisable beginning April 9, 2001, and 25% per year thereafter.

(4) For 1999 - includes a bonus of $50,000 for Dr. De Chirico, which is included in the column, Annual Compensation--Salary.

(5) For 1999 - includes a bonus of $8,000 for Mr. Ramsey, which is included in the column Annual Compensation--Salary. Mr. Ramsey assumed the position of Vice President and Chief Financial Officer in April 1998.


Option Holdings

The table below presents information concerning option exercises during the past fiscal year and the value of unexercised options held as of the end of the fiscal year by each of the individuals listed in the Summary Compensation Table.



                          FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities
                                                 Underlying Unexercised             Value of Unexercised
                                                       Options at                 In-the-Money Options at
                                                      May 31, 2001                    May 31, 2001 (1)
                                                      ------------                    ----------------
                                                       Exercisable                      Exercisable
                                                      Unexercisable                    Unexercisable
                                              ------------------------------    -----------------------------

           Edward L. Gallup
                                              100,000         40,000            0              0
           Ralph A. Eatz
                                              100,000         40,000            0              0
           Dr. Gioacchino De Chirico
                                              115,000         40,000            0              0
           Steven C. Ramsey
                                              37,750          22,750            0              0
           Patrick Waddy
                                              266,389         15,250            0              0



(1) Based on the amount that the closing price exceeds the exercise price for the Common Stock at the end of the fiscal year (May 31, 2001). None of the stock option exercise prices exceeded the May 31, 2001 closing price of $2.55, as reported by NASDAQ. Consequently there was no value related to these stock options.

Employment   Contracts,   Termination   of  Employment  and  Change  of  Control
Arrangements

     The Company has in effect employment agreements (the "Agreements") with five of its executive officers. The Company entered into written employment agreements with Edward L. Gallup and Ralph A. Eatz on October 13, 1998. Each agreement is for a five-year term and automatically renews for a five-year term, unless sooner terminated. The agreements provide base salaries for Mr. Gallup and Mr. Eatz of $219,668 and $213,243, respectively. The agreements also contain covenants prohibiting Mr. Gallup and Mr. Eatz from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of their employment.


     The agreements with Mr. Gallup and Mr. Eatz obligate the Company to make certain payments to them in certain circumstances if their employment is terminated. If the Company terminates the employment of Mr. Gallup or Mr. Eatz "without cause", then Mr. Gallup or Mr. Eatz would continue to be compensated at a rate equal to their average annual compensation (that is, their base salary plus their average bonus over the last two years) for the remainder of the five year period as renewed, and such amounts would be paid over such period of time rather than in a lump sum. "Cause" is defined in the agreements generally to include dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties assigned to him, and moral turpitude. If the Company terminates the employment of Mr. Gallup or Mr. Eatz within two years after a change of control, or if Mr. Gallup or Mr. Eatz terminate their own employment within 60 days after a change of control, then the Company instead must pay Mr. Gallup or Mr. Eatz a lump sum equal to five times their average annual compensation, plus certain additional amounts to compensate Mr. Gallup or Mr. Eatz if such payments subject Mr. Gallup or Mr. Eatz to a federal excise tax under Section 4999 of the Internal Revenue Code. The Company's agreement to compensate these executives in connection with a change of control is designed to secure for the Company such executives' full time and attention to negotiate the best deal for the Company and its shareholders in the event of a change of control without such executives being distracted by the effects of such change of control upon their own financial interest.

     The Company has in effect an employment agreement with Dr. Gioacchino De Chirico entered into on December 31, 1993. The Agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia, S.r.l. The Company may only terminate the employment agreement "for cause", as defined in the agreement. If the Company terminates the employment of the Employee "without cause", the Employee would receive his base annual salary for the remainder of the five year period as renewed upon such termination. On October 13, 1998 the Company entered into a Severance Agreement with Dr. De Chirico which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Dr. De Chirico within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Dr. De Chirico a lump sum equal to five times his average annual compensation. Dr. De Chirico has agreed to refrain from competition with Immucor Italia, S.r.l. following the termination of the agreement for a period of two years if he is terminated without cause, and for a period of four years if he is terminated for cause or if he voluntarily terminates the agreement.

     The Company has in effect an employment agreement with Mr. Steven C. Ramsey entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Ramsey within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Ramsey a lump sum equal to two times his average annual compensation. The Agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Ramsey has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.

     The Company has in effect an employment agreement with Mr. Patrick Waddy entered into on October 13, 1998 which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Waddy within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Waddy a lump sum equal to two times his average annual compensation. The Agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Waddy has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.


Compensation Committee Report

Executive Officer Compensation

     Daniel T. McKeithan and Didier L. Lanson are the members of the Compensation Committee of the Company's Board of Directors, which was formed on November 10, 1992. In addition, G. Bruce Papesh was a member of the Compensation Committee until his resignation from the Board of Directors on October 1, 2001. The Board of Directors has chosen Joseph Rosen to replace Mr. Papesh on the Compensation Committee.

     The Compensation Committee annually determines the salary, incentive bonus and other compensation to be provided to the Company's executive officers. The Committee believes the Board must act on the shareholders' behalf when establishing executive compensation programs, and the Committee has developed a compensation policy which is designed to attract and retain qualified key executive officers critical to the Company's overall long-term success. As a result, the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plans for its executive officers.

     Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" above. The employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

     The Compensation Committee awarded four percent (4%) increases in the base salaries of the executive officers in August 1999, a four percent (4%) increase in August 2000 and a no increase in August 2001.

     Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company's executive officers, as well as all other managers within the Company, based upon the Company's operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. A bonus in the amount of $50,000 was paid to Messrs. Gallup and Eatz and Dr. De Chirico during fiscal year ended May 31, 1999. No bonuses were paid to any executive officer in the fiscal years ended May 31, 2000 and May 31, 2001.

     Long-Term Incentives. The Company's stock option program is the Company's primary long-term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way, the long-term compensation of executive officers and other key employees are aligned with the interests of the Company's shareholders. As a result, each key individual is provided a significant incentive to manage the Company's performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibilities and position within the Company. Stock options are granted at market price and will only increase in value if the Company's stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. During 1995, the Company implemented the 1995 Stock Option Plan, a broad based plan, and issued options to executive officers and other key employees. No options were issued to executive officers in 1997. Stock options were granted to Messrs. Gallup, Eatz, Ramsey and Waddy and Dr. De Chirico under the 1995 Stock Option Plan and the 1998 Stock Option Plan during fiscal year ended May 31, 1999. During the fiscal years ended May 31, 2000 and May 31, 2001 no Stock Options were granted to any executive officer.

Chief Executive Officer Compensation

     No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool, if any, were subjectively determined taking into account that he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1982, and has worked in the blood banking business for over 35 years. The Compensation Committee believes the salary paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. No bonus was earned by, or options granted to, Mr. Gallup in fiscal years 2000 and 2001.


Section 162(m) of the Internal Revenue Code


     Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

     Compensation Committee Members         Stock Option Committee Members
              Daniel T. McKeithan                  Edward L. Gallup
              Didier L. Lanson                     Ralph A. Eatz
                                                       Joseph E. Rosen

Performance Graph

     The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer Group Index for the Company's last five fiscal years. With the acquisition of Gamma Biologicals, Inc. during fiscal year ended May 31, 1999, the only other public company engaged in the blood bank reagent business is Johnson & Johnson through it's Ortho business unit. Due to the size and diversity of Johnson and Johnson we do not believe it to be a true peer. For this reason the Peer Group Index was changed in the proxy statement for the fiscal 2000 annual meeting of shareholders to include Biopool International, Inc., Biosite Diagnostics, Inc., Hycor Biomedical, Inc. and Meridian Diagnostics, Inc.




                                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

                           ----------------------------------------------------------------
                            5/96       5/97        5/98       5/99       5/00        5/01



IMMUCOR, INC. (%)                     -26.80%     -2.82%     43.48%     -34.84%    -68.37%
IMMUCOR, INC. ($)          100.00      73.20      71.13     102.06       66.50      21.03

S & P 500 (%)                          29.41%     30.68%     21.03%      10.48%    -10.55%
S & P 500 ($)              100.00     129.41     169.12     204.68      226.13     202.27

PEER GROUP (%)                        -30.63%     41.18%    -29.95%      69.22%     84.38%
PEER GROUP ($)             100.00      69.37      97.94      68.61      116.09     214.05



               ASSUMES INITIAL INVESTMENT OF $100 ON JUNE 1, 1995
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION


Compensation of Directors

     Members of the Board of Directors, who are not also executive officers of the Company, receive $500 per meeting and are reimbursed for all travel expenses to and from meetings of the Board. In addition, the Company provides each of the non-employee directors a grant of an option to purchase shares of the Company's Common Stock upon their election as a director at the stock's then current fair market value, and at the direction of the Board, they may receive additional options. The amount of shares subject to the option is determined at the time of the grant. During the fiscal year ended May 31, 2000 stock options to purchase 10,000 shares at an option price of $12.375 were granted to Messrs. Lanson, McKeithan and Papesh and 3,000 shares at an option price of $12.375 were granted to Mr. Rosen and Dr. Smith. Mr. Lanson holds an option to purchase 20,000 shares, Mr. Rosen holds an option to purchase 13,000 shares, each of Mr. McKeithan and Mr. Papesh hold an option to purchase 10,000 shares, and Dr. Smith holds an option to purchase 7,500 shares of the Company's Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended May 31, 2001, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's Common Stock were met.


                              INDEPENDENT AUDITORS

     Ernst & Young LLP, Atlanta, Georgia, acted as the Company's independent auditors for the fiscal year ended May 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company has not yet selected anyone to act as the Company's independent auditors for its fiscal year ending May 31, 2002. The Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.

                                   AUDIT FEES

     During the year ended May 31, 2001 the aggregate fees billed by Ernst & Young LLP for the audit of the Corporation's financial statements including reviews of the Corporation's interim quarterly financial statements were approximately $403,000.


           FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEE

     There were no fees billed for professional services related to financial information systems design and implementation for the year ended May 31, 2001.


                                   OTHER FEES


     The aggregate fees billed for all professional services rendered by Ernst & Young LLP for the year ended May 31, 2001 other than those described in the previous two paragraphs were approximately $122,000 (principally for tax services). The Audit Committee considered whether the provision of these services by Ernst & Young LLP was compatible with maintaining the independence of Ernst & Young LLP and concluded that the fees for the provision of such services were compatible with maintaining the independence of Ernst & Young LLP.



                                  MISCELLANEOUS


     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors, executive officers, and one administrative assistant may solicit Proxies in person or by telephone, e-mail, fax or in person. The Company has also engaged D.F. King & Co., Inc., a professional proxy solicitation firm to assist it in soliciting proxies. Immucor anticipates that D.F. King & Co. will employ approximately 40 persons to solicit shareholders for the Annual Meeting. The anticipated costs of this firm's services are $75,000 plus the cost of reimbursement for certain expenses and plus an additional fee for each telephone inquiry fielded by the firm. Immucor also agreed to indemnify D.F. King & Co. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. The Company estimates that it will incur expenses totaling $40,000 incidental to this solicitation of proxies including expenditures for printing, postage, legal, accounting, financial advisers, public relations, advertising and related expenses. To date, the Company has incurred approximately $20,000 of such costs.

     The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2001, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of the close of business on October 15, 2001, who requests a copy of such report. Any request for the Form 10-K should be made in writing and addressed to: Steven C. Ramsey, Vice President - Chief Financial Officer and Secretary, Immucor, Inc., 3130 Gateway Drive, PO Box 5625, Norcross, GA 30091-5625. If the person requesting the Form 10-K was not a shareholder of record at the close of business on October 15, 2001, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. A copy of any exhibits to the Form 10-K will be furnished upon specific request and upon the payment of the Company's expenses in furnishing such exhibits.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than August 23, 2002 in order to comply with the requirements of the Company's Bylaws regarding matters to be considered at annual meetings, and by June 24, 2002 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. Management proxies appointed in the enclosed Proxy will be allowed to use their discretionary voting authority with respect to any proposal intended to be presented by a shareholder at the 2001 annual meeting for which the shareholder did not timely seek inclusion in the Company's Proxy Statement and form of Proxy for that meeting and which was not received by the Company by September 11, 2001.


                                    By Order of the Board of Directors


                                    STEVEN C.  RAMSEY,
                                    Secretary


October 25, 2001

Appendix A

                                 REVOCABLE PROXY


  Annual Meeting of Shareholders of Immucor, Inc. to be held November 30, 2001

     The undersigned shareholder(s) of Immucor, Inc. (the "Company") hereby appoints, constitutes and nominates Edward L. Gallup and Ralph A. Eatz, and each of them, the attorney, agent and proxy of the undersigned, with individual power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, November 30, 2001, at 10:00 a.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. ELECTION OF DIRECTORS. To elect the following six people as directors as follows: Ralph A. Eatz, Edward L. Gallup, Gioacchino De Chirico, Didier L. Lanson, Daniel T. McKeithan, and Joseph E. Rosen to serve until the next annual meeting and until their successors are duly elected and qualified.

        [__] For All Nominees [__] For All Except [__] Against All Nominees

(Instructions: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above. Any proxy card executed in such a manner as to not withhold authority to vote for the election of any nominee shall be deemed to grant authority to vote "For" such nominee.)

2. ADJOURNMENT: To Adjourn the Annual Meeting if the Board of Directors determines that Immucor needs time to solicit more votes to elect the nominees recommended by the Board of Directors of Immucor, and to oppose any attempt to adjourn the meeting if the proposal to adjourn is made in order to allow any other person time to solicit more votes to elect nominees other than those recommended by the Board of Directors of Immucor.

         [__] For                  [__] Against                 [__] Abstain


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE DIRECTORS PRESENT AT THE MEETING.
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual meeting of Shareholders, or by the filing of a properly completed proxy that is later dated, prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated October 25, 2001.


Dated: _________________, 2001              [__]     Check Box if You Plan
                                                     to Attend Meeting

------------------------------              ------------------------------
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER


------------------------------              ------------------------------
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER

     Please sign exactly as your name appears on this card. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     To vote in accordance with the Board of Director recommendations, just sign and date this proxy; no boxes need to be checked.

--------------------------------------------------------------------------------
Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------